SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2002

BAY VIEW SECURITIZATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-30048	93-1225376

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 312-7396

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99

Item 5. Other Events.

     Bay View Securitization Corporation (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended, on Form S-3 (the “Registration Statement”) which has been declared effective by the Commission (File No. 333-30048). A prospectus supplement (the “Prospectus Supplement”) will be used in connection with the Registrant’s issuance, through a trust, of a series of notes, entitled Bay View 2002-LJ-1 Owner Trust Class A and Class I Automobile Receivable Backed Notes (the “Notes”). The Notes are non-recourse obligations of the Bay View 2002-LJ-1 Owner Trust and are secured by certain assets of the trust, including a pool of simple and precomputed interest installment sale and installment loan contracts secured by new and used automobiles, light-duty trucks, recreational vehicles, sport utility vehicles and vans.

     UBS Warburg LLC (the “Underwriter”) has advised the Registrant that on September 24, 2002, it furnished to certain prospective purchasers of the Notes certain information, herein referred to as the “Materials,” in written form (a copy of which is attached hereto as Exhibit 99), which includes a description of the Notes, the name of the issuer, the size of the offering and data tables and statistical analyses concerning the receivables that will secure the Notes.

     The Materials have been provided by the Underwriter and were prepared by the Underwriter at the request of certain prospective investors. The information in the Materials is preliminary and will be superseded by the final Prospectus Supplement and prospectus relating to the Notes and by any other information subsequently filed with the Commission. The Materials may be based on information that differs from the information set forth in the Prospectus Supplement.

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description

99	Materials Provided to Prospective Investors

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf of Bay View Securitization Corporation by the undersigned hereunto duly authorized.

BAY VIEW 2002-LJ-1 OWNER TRUST BAY VIEW SECURITIZATION CORPORATION DEPOSITOR OF TRUST

Date: September 25, 2002	By:	/s/ BRIAN W. SMITH

Brian W. Smith First Vice President & Controller

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EXHIBIT INDEX

Exhibit Number	Description
99	Materials Provided to Prospective Investors

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